Exhibit 2.1

                        KB INDUSTRIES LIMITED PARTNERSHIP
                                  AGREEMENT ON
                         TRANSFER OF GENERAL PARTNER AND
                            LIMITED PARTNER INTERESTS


     This agreement ("AGREEMENT"), dated as of July 3, 2001, is by and among LWK Management Company, Inc., a Nevada corporation ("LWK"), in its capacity as both the general partner, and as a limited partner, of KB Industries Limited Partnership, a California limited partnership ("Partnership"); L&H Partners Limited Partnership, a Nevada limited partnership ("L&H"), in its capacity as a limited partner in the Partnership; BMC Framing, Inc., a Delaware corporation ("Framing"), in its capacity as a limited partner in Partnership; and Building Materials Holding Corporation, a Delaware corporation ("BMHC").

                                  INTRODUCTION

     A.   The partnership interests in Partnership are owned as follows:

                           General Partner

          LWK Management Company, Inc.                         1%

                   Limited Partner

          LWK Management Company, Inc.                         49%
          L&H Partners Limited Partnership                     1%
          BMC Framing, Inc.                                    49%

     B. Under Section 8.1 of the Limited Partnership Agreement ("PARTNERSHIP AGREEMENT") of the Partnership, Framing reserved the right, by written notice, to cause LWK and L&H to redeem their partnership interests (the "INTERESTS") in the Partnership (the "REDEMPTION") for an amount equal to the Redemption Price (as defined below). As of May 1, 2001, Framing furnished a written notice of its request for the Redemption (the "NOTICE"), in which Framing specified, as required by the Partnership Agreement, that the Redemption Price be paid entirely in cash. The Notice also provided that the Redemption would close, and that LWK and L&H would cease to be partners of Partnership, at 12:01 AM on July 3, 2001.

     C. Rather than complete the redemption as provided for in the Partnership Agreement, LWK desires to sell and BMHC desires to purchase the general partnership interest owned by LWK, and LWK and L&H desire to sell and Framing desires to purchase the limited partnership interests owned by LWK and L&H for the price that would have been paid on the Redemption of the Interests. In connection with the purchase (the "PURCHASE") of the Interests, the parties desire to set forth the terms and the

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mechanism  for  determining  the  purchase  price  and  to  make  certain  other agreements related to the Purchase as provided in this Agreement.

                                    AGREEMENT

     For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. THE PURCHASES. LWK shall sell its 1% general partner interest and BMHC shall purchase the general partner interest. LWK shall sell its 49% limited partner interest and L&H shall sell its 1% limited partner interest and Framing shall purchase the collective 50% limited partner interests. As a result, BMHC will hold a 1% general partner interest and Framing will hold a 99% limited partner interest in the Partnership upon consummation of the purchases.

     2. PURCHASE PRICE AND PAYMENT TERMS. The purchase price for the Interests to be purchased is a total of $1,020.00 consisting of $1,000.00 for the 1% general partner interest and 49% limited partner interest of LWK and $20.00 for the 1% limited partner interest of L&H.

     3. TRANSFER OF PARTNERSHIP INTERESTS AND TAX MATTERS. On July 2, 2001 at 12:01 AM, the Interests shall be transferred by instruments of transfer in the form attached hereto as Exhibit A and LWK and L&H shall have no further interest whatsoever as partners of the Partnership upon the transfer, but until such date, LWK shall continue as a partner of the Partnership with a 1% general partner interest and a 49% limited partner interest, and L&H shall continue as a partner of the Partnership with a 1% limited partner interest.

     4. REPRESENTATIONS AND WARRANTIES OF LWK. LWK represents and warrants that: (a) LWK owns the 1% general partner interest and the 49% limited partner interest being transferred of record and beneficially, free and clear of all liens, encumbrances or other restrictions, except for restrictions contained in the Partnership Agreement; (b) other than the partnership interests in the Partnership owned by L&H and Framing, to LWK's knowledge there are outstanding no other partnership interests or rights to acquire partnership interests in the Partnership; and (c) to LWK's actual knowledge, the Partnership does not have any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise), except as set forth or reflected on the latest balance sheet of the Partnership delivered to Framing.

     5. REPRESENTATIONS AND WARRANTIES OF L&H. L&H represents and warrants that: (a) L&H owns the 1% limited partner interest being transferred of record and beneficially, free and clear of all liens, encumbrances or other restrictions, except for restrictions contained in the Partnership Agreement;
(b) other than the partnership interests in Partnership owned by LWK and Framing, to L&H's knowledge there are outstanding no other partnership interests or rights to acquire partnership interests in the Partnership; and (c) to L&H's actual knowledge, the Partnership does not have any

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material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise), except as set forth or reflected on the latest balance sheet of the Partnership delivered to Framing.

     6. LIMITED PARTNERSHIP AGREEMENT; PURCHASE. To the extent of any inconsistency between this Agreement and the Partnership Agreement, the terms of this Agreement shall control. Upon payment of the purchase price hereunder the terms and conditions of Section 8.1 of the Partnership Agreement shall be considered satisfied in full.

     7. NOTICES. All notices, offers, demands or other communications hereunder shall be in writing. Notices shall be deemed received on the date of delivery or, if mailed, on the date appearing on the return receipt therefor. Notices shall be deemed to have been duly given if delivered or if mailed, postage prepaid and by registered or certified United States mail with return receipt requested and returned showing the date of delivery, to the parties at the addresses set forth below.

If to Framing:
                            BMC Framing, Inc.
          Physical          ATTN:  Paul Street
          Address:          720 Park Boulevard, Suite 200
                            Boise, Idaho 83712-7714
          Mailing           P.O. Box 70006
          Address:          Boise, Idaho 83707-0106

If to LWK:                  LWK Management Company, Inc.
                            ATTN:  Lawrence Knipp
                            22436 North Violetta Drive
                            Scottsdale, Arizona 85255

With a copy to:             Lewis and Roca LLP
                            Attn:  David E. Manch
                            40 N. Central Avenue
                            Phoenix, Arizona 85004-4429

If to L&H:                  L&H Partners Limited Partnership
                            ATTN:  Lawrence Knipp
                            22436 North Violetta Drive
                            Scottsdale, Arizona 85255

With a copy to:             Lewis and Roca LLP
                            Attn:  David E. Manch
                            40 N. Central Avenue
                            Phoenix, Arizona 85004-4429

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If to BMHC:                Building Materials Holding Corporation
                           One Market Plaza
                           Steuart Tower, Suite 2650
                           San Francisco, CA  94105-1475
                           Attention: Robert E. Mellor
                                      President and CEO

With copy to:              Building Materials Holding Corporation
                           720 Park Blvd, Suite 200
                           P.O. Box 70006
                           Boise, Idaho  83707-0106
                           Attention: Paul S. Street, Sr. Vice President,
                                      Chief Administrative Officer,
                                      General Counsel, and Corporate Secretary

     8. ENTIRE AGREEMENT, AMENDMENT AND SUCCESSORS. This Agreement constitutes the entire agreement of the parties with respect to the matters covered by it. No alteration or modification of this Agreement shall be valid except as is in writing and fully executed by the parties. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of the Agreement. This Agreement shall be binding upon the parties hereto, their heirs, personal representatives, successors and assigns.

     9. WAIVER AND CONFLICT. In the event of any conflict between the terms and provisions of this Agreement and the Partnership Agreement, this Agreement shall control.

     10. ARIZONA LAW. This Agreement shall be construed in accordance with the laws of the state of Arizona.

     11. COUNTERPARTS. This Agreement may be executed in any number of counterparts.

     12. HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976. Notwithstanding any other provision of this Agreement, the transactions contemplated by this Agreement shall not be consummated until the expiration of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the early termination of such waiting period.

     13. EXECUTION. The parties have executed this Agreement as of the first date shown above.

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         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized officers or partners.

                                FRAMING:

                                BMC FRAMING, INC.


                                By: /s/ ROBERT E. MELLOR
                                    -------------------------------------------
                                Its: PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                    -------------------------------------------


                                LWK:

                                LWK MANAGEMENT COMPANY, INC.


                                By: /s/ Larry Knipp
                                    -------------------------------------------
                                Its: MANAGER
                                    -------------------------------------------


                                L&H:

                                L&H PARTNERS LIMITED PARTNERSHIP

                            By: LAWRENCE W. KNIPP AND BEVERLY A. KNIPP
                                FAMILY TRUST, General Partner


                                /s/ LARRY W. KNIPP
                                -----------------------------------------------
                                Lawrence W. Knipp, Trustee


                                /s/ BEVERLY A. KNIPP
                                -----------------------------------------------
                                Beverly A. Knipp, Trustee


                                BMHC:

                                BUILDING MATERIALS HOLDING CORPORATION


                                By: /s/ ROBERT E. MELLOR
                                    -------------------------------------------
                                Its: PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                    -------------------------------------------

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